EXHIBIT 21

                       LIST OF SUBSIDIARIES OF THE COMPANY
                             (AS OF MARCH 19, 1999)

             Entity                                    Place of Incorporation
             ------                                    ----------------------

Amplitudes, Incorporated                               Connecticut
Canberra Corporation (Dormant)                         Delaware
Canberra-Packard International, Inc.                   Barbados
Packard Instrument Company, Inc.                       Delaware
Aquila Technologies Group, Inc.                        New Mexico
BioSignal, Inc.                                        Canada
CCS Packard, Inc.                                      California
Mobile Characterization Services LLC                   New Mexico
Canberra-Packard Inc. (Dormant)                        Delaware
Canberra-Packard Pty. Ltd.                             Australia
Canberra-Packard Ges m.b.h.                            Austria
Canberra-Packard Benelux NV SA
   (includes Canberra-Packard Danish branch)           Belgium
Canberra Semiconductor NV                              Belgium
Packard Instrument S.A.                                France
Canberra Electronique S.A.                             France
Canberra-Packard GmbH                                  Germany
Canberra-Packard Ltd.                                  Great Britain
Canberra-Packard s.r.l.                                Italy
Packard BioScience BV                                  The Netherlands
Canberra-Packard Trading Corp.                         Russia
Canberra-Packard AG                                    Switzerland
Harwell Instruments, Ltd.                              United Kingdom
Packard Instruments International S.A. (Dormant)       Panama
Packard Japan KK                                       Japan
Greenstar USA, Inc.                                    New Mexico
General Physics Institute, Inc.                        New Mexico
Tennelec, Inc.                                         Delaware


NOTE: All of the above are 100% wholly-owned subsidiaries with the exception of Packard Japan KK, Mobile Characterization Services LLC, Greenstar USA, Inc. and General Physics Institute, Inc. The Company owns 55%, 49% and 49% of Mobile Characterization Services, Greenstar USA, Inc. and General Physics Institute, Inc., respectively. The Company is currently in the process of acquiring the remaining minority interest in Packard Japan KK.


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